Sept 17, 2009

Financing, Debt Consolidation and Drilling Update

Vancouver, BC—Cheetah Oil & Gas Ltd. (OTC BB: COHG) (the "Company" or "Cheetah") Cheetah is pleased to report it has completed an equity financing, partial debt settlement and farm out agreements that will support ongoing operations as the Company enters final preparations for drilling at the light oil Belmont Lake project in Mississippi.

After issuing 4,250,000 new shares to complete the recent financing, debt settlement and farm-out agreements, Cheetah will have 7,958,674 shares issued and outstanding.

The Company’s existing wells continue to produce oil at the proven oil field, Belmont Lake. Using gas-lift technology, the field has produced consistently. Belmont Lake is located in a flood plain of the Mississippi River and is subjected to seasonal flooding generally between January and May in most years. Our utilization of a remote tank farm and gas compressor; injector and production pipelines; and the gas-pressurized oil lift system have enabled oil production even during those times when the Mississippi River is at flood stage.

The Company is in the final planning stage for drilling additional production well(s) as it attempts to increase oil production and cash flows with the expectation that the first oil well will be spud around September 21, 2009.

About Cheetah Oil & Gas Ltd.

Cheetah’s an oil & gas company active in Mississippi, where it holds between 6.75% and 50% gross working interests in various gas and oil projects. Cheetah routinely evaluates additional oil & gas projects and corporate opportunities.

Contact:
Robert McAllister, 250.870.2219
www.Cheetahoil.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future operations, performance and other developments. Such statements include the Company’s expectation that the first oil well will be spud around September 21, 2009. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings.